EXHIBIT 99.1

MARSHALL EDWARDS, INC.
Contacts:                      David Sheon
        202 518-6321
        dsheon@sciwords.com

                                      Chris Naughton
       011 61 2 9878 0088
       chris.naughton@marshalledwardsinc.com

NEWS RELEASE

For immediate release

COMPANY ANNOUNCEMENT

Washington June 4, 2007 - Professor Bryan Williams, Chairman of Marshall Edwards, Inc., has advised that Dr Graham Kelly has retired as a Director of the Company.

Professor Williams noted the significant contribution made by Dr Kelly to the development of the drugs now licensed by Marshall Edwards.

“His contribution to the development of the anti-cancer compound phenoxodiol in particular, is well known and acknowledged” Professor Williams said.

About phenoxodiol:

Phenoxodiol is being developed as a therapy for late-stage, chemo-resistant prostate, ovarian and cervical cancers.  Phenoxodiol is an investigational drug and, as such, is not commercially available.  It is a novel-acting drug that inhibits key pro-survival signaling pathways  operating via sphingosine-1-phosphate and Akt.  Inhibition of these pathways leads to prevention of phosphorylation of key anti-apoptotic proteins such as XIAP.  Loss of activity of these proteins restores the ability of chemoresistant tumor cells to undergo apoptosis in response to chemotherapy.  The putative molecular target for phenoxodiol is a tumor-specific protein, accounting for the highly selective nature of the drug.

About Marshall Edwards Inc:

Marshall Edwards, Inc. (Nasdaq : MSHL) is a specialist oncology company focused on the clinical development of novel anti-cancer therapeutics.  These derive from a flavonoid technology platform which has generated a number of novel compounds characterized by broad ranging efficacy against a range of cancer targets with few side effects.  The unique combination of efficacy and safety has been explained by their ability to target an enzyme present on the surface of cancer cells, thereby inhibiting the production of pro-survival proteins within the cell.  Marshall Edwards, Inc. has licensed rights from Novogen Limited (Nasdaq : NVGN) to bring three oncology drugs – phenoxodiol, NV-196 and NV-143 -  to market globally.  Marshall Edwards, Inc. is majority owned by Novogen, an Australian biotechnology company that is specializing in the development of therapeutics based on a flavonoid technology platform.  Novogen, based in Sydney, Australia, is developing a range of therapeutics across the fields of oncology, cardiovascular disease and inflammatory diseases.  More information on phenoxodiol and on the Novogen group of companies can be found at www.marshalledwardsinc.com and www.novogen.com.

Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical trials and approved by the FDA as being safe and effective for the intended use. Statements included in this press release that are not historical in nature are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management's current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties in clinical trial results; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third arty patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.